UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 17, 2005, Joel S. Birnbaum was elected as a director of the Company to fill a vacancy on the Board of Directors. At this time, no decisions have been made by the Board regarding which Board committees Dr. Birnbaum will serve on.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

     Effective February 17, 2005, the Board of Directors increased the number of directors from six to seven by amending the penultimate sentence of Article III, Section 2 of the Bylaws of the Company to read as follows:

     “The exact number of directors shall be seven (7) until changed as provided in the preceding sentence of this Section 2.”

Item 8.01 Other Events.

     On February 24, 2005, the Company issued a press release announcing the election of Joel S. Birnbaum to the Board of Directors. A copy of the press release is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 3.9 Bylaws of Registrant, composite copy, including amendments through February 17, 2005.

Exhibit 99.1 Press Release, dated February 24, 2005, announcing the election of Joel S. Birnbaum to the Board of Directors of QLogic Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION
February 24, 2005	/s/ Anthony J. Massetti
Anthony J. Massetti
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
Exhibit 3.9	Bylaws of Registrant, composite copy, including amendments through February 17, 2005.

Exhibit 99.1	Press Release, dated February 24, 2005, announcing the election of Joel S. Birnbaum to the Board of Directors of QLogic Corporation.